EXHIBIT 21—SUBSIDIARIES OF THE REGISTRANT
Capitol Bancorp Ltd.
December 31, 2005

State or Other
Jurisdiction
Name of Subsidiary	of Incorporation
Consolidated Subsidiaries:

Ann Arbor Commerce Bank	Michigan
Brighton Commerce Bank	Michigan
Capitol National Bank	United States (national bank)
Detroit Commerce Bank	Michigan
Elkhart Community Bank	Indiana
First Carolina State Bank	North Carolina
Goshen Community Bank	Indiana
Grand Haven Bank	Michigan
Kent Commerce Bank	Michigan
Macomb Community Bank	Michigan
Muskegon Commerce Bank	Michigan
Oakland Commerce Bank	Michigan
Paragon Bank & Trust	Michigan
Peoples State Bank (62% owned)	Georgia
Portage Commerce Bank	Michigan

Arrowhead Community Bank	Arizona
Bank of Escondido (51% owned)	California
Bank of Las Vegas	Nevada
Bank of San Francisco (51% owned)	California
Bank of Tucson	Arizona
Black Mountain Community Bank	Nevada
Camelback Community Bank	Arizona
Desert Community Bank	Nevada
East Valley Community Bank	Arizona
Fort Collins Commerce Bank (51% owned)	Colorado
Mesa Bank	Arizona
Napa Community Bank (87% owned)	California
Point Loma Community Bank (51% owned)	California
Red Rock Community Bank	Nevada
Southern Arizona Community Bank	Arizona
Sunrise Bank of Albuquerque	New Mexico
Sunrise Bank of Arizona	Arizona
Sunrise Bank of San Diego	California
Valley First Community Bank	Arizona
Yuma Community Bank	Arizona

Capitol Trust I	Delaware
Capitol Trust II	Delaware
Capitol Statutory Trust III	Connecticut
Capitol Trust IV	Delaware
Capitol Trust VI	Delaware
Capitol Trust VII	Delaware
Capitol Statutory Trust VIII	Connecticut
Capitol Trust IX	Delaware

EXHIBIT 21—SUBSIDIARIES OF THE REGISTRANT – continued:
Capitol Bancorp Ltd.
December 31, 2005

State or Other
Jurisdiction
Name of Subsidiary	of Incorporation
Consolidated Subsidiaries — continued:

Capitol Development Bancorp Limited I (8% owned)	Michigan
Bank of Belleville (51% owned by CDBL-I)	Illinois
Bank of Michigan (51% owned by CDBL-I)	Michigan
Capitol Development Bancorp Limited II (9% owned)	Michigan
Bank of Auburn Hills (51% owned by CDBL-II)	Michigan
Bank of Bellevue (51% owned by CDBL-II)	Washington
Capitol Development Bancorp Limited III (6% owned)	Michigan
Bank of Santa Barbara (51% owned by CDBL-III)	California
Summit Bank of Kansas City (55% owned by CDBL-III)	Missouri
Capitol Development Bancorp Limited IV (7% owned)	Michigan
Capitol Wealth, Inc. (100% owned by CDBL-IV)	Michigan

Capitol Capital, LLC	Michigan

Capitol Bancorp Leasing, Inc.	Michigan

Unconsolidated Subsidiary:

Amera Mortgage Corporation, Inc.	Michigan
(less than 50% owned equity method investee)

Inactive subsidiaries:

MOI, Inc.	Michigan
(wholly-owned subsidiary of Oakland Commerce Bank)

Financial Center Corporation	Michigan
The following summarizes regulatory agencies of the registrant and its subsidiaries:
Capitol’s state-chartered banks located in Michigan are regulated by the Office of Financial and Insurance Services, Department of Labor & Economic Growth of the State of Michigan. Capitol National Bank, as a national bank, is regulated by the Office of the Comptroller of the Currency. Bank subsidiaries located in the states of Arizona, California, Colorado, Georgia, Illinois, Indiana, Missouri, Nevada, New Mexico, North Carolina and Washington are state-chartered and are regulated by banking agencies of each of those states. Each of the banking subsidiaries which are not members of the Federal Reserve System, as federally-insured depository institutions, are also regulated by the Federal Deposit Insurance Corporation. Elkhart Community Bank and Goshen Community Bank are members of the Federal Reserve System and, accordingly, are regulated by the Federal Reserve Board. As a bank holding company, Capitol is regulated by the Federal Reserve Board, which also regulates its nonbanking subsidiaries. In addition to the bank regulatory agencies, Capitol and its subsidiaries are subject to regulation by other state and federal agencies.